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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of January 14, 1998, between The Brickman Group, Ltd., an Illinois corporation (the "Company"), Brickman Holdings Corp., a Delaware corporation ("Holdings"), and Scott Brickman ("Executive").

          The execution and delivery of this Agreement by the Company and Executive are conditions to the purchase of shares of The Brickman Group, Ltd.'s Common Stock pursuant to that certain Stock Purchase Agreement dated November 25, 1997 by and among the Company, Holdings, BAC Newco, Inc. and the stockholders of The Brickman Group, Ltd., as amended by Amendment No. 1 dated January 14, 1998 (the "Purchase Agreement").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

          2.   Position and Duties.

               (a) During the Employment Period, Executive shall serve as the President and Chief Executive of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, subject to the power of the Company's Board of Directors (the "Board") reasonably to expand or limit such duties, responsibilities and authority and to override actions of the President and Chief Executive Officer. In addition, at the request and pleasure of the Board of Directors of Holdings, Executive shall serve as President and Chief Executive Officer of Holdings. During the Employment Period, the Executive's principal place of business shall be at the Company's headquarters located in Langhorne, Pennsylvania, but the Company shall move its headquarters to a location mutually acceptable to Executive and the Board, if, after the second anniversary of the date hereof, the Executive requests that Company headquarters be moved.

               (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner and shall not undertake any other business activities that could adversely affect the performance of his duties.

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               (c)  For purposes of this Agreement, "Subsidiaries" shall mean any corporation, partnership, limited liability company or other entity of which the securities having a majority of the voting power in electing directors, general partners or managers are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

          3.   Base Salary and Benefits.

               (a) During the Employment Period, Executive's base salary shall be $250,000 per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. The Base Salary shall be subject to adjustments following the end of each fiscal year during the Employment Period to reflect changes in the national consumer price index during such fiscal year. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible (the "Benefit Programs"), and Executive shall be entitled to vacation time as Executive considers appropriate.

               (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. During the Employment Period, the Company shall at Executive's election either (i) pay Executive a car allowance not to exceed $1000 per month or (ii) make available to Executive for his business use a Company-owned car comparable to that which he is using for business purposes as of November 1, 1997, which the Company shall replace when Executive considers appropriate. During the Employment Period, the Company shall also reimburse Executive for the cost of all club memberships for which the Executive was being reimbursed by the Company's predecessor as of November 1, 1997.

               (c) The Company shall award a bonus (the "Performance Bonus") to Executive with respect to each fiscal year during the Employment Period in which the Company achieves EBITDA equal to at least 90% of the amount set forth in the Company's annual operating budget approved by the Board, as adjusted with the mutual agreement of the Executive and the Board to account for any acquisition by the Company during such year ("Budgeted EBITDA"), but, if the Company achieves less than 90% of Budgeted EBITDA, the Company shall not be obliged to award Executive any bonus. For the year ended December 31, 1998, however, Budgeted EBITDA shall be the EBITDA projection for the year ended December 31, 1998 set forth on page 3 of the Confidential Information Memorandum, dated September 1997 ("Offering Memo"), as such may be adjusted by the mutual agreement of the Executive and the Board to account for any acquisition by the Company during 1998. For fiscal years in which the Company's EBITDA equals or exceeds 90% of Budgeted EBITDA, the Company shall award Executive a bonus equal to a percentage of his Base Salary determined based upon the following schedule:

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             Percentage of Budgeted EBITDA       Percentage of Base Salary
             -----------------------------       -------------------------
                        90-94.9                               60
                        95-99.9                               80
                      100-104.9                              100
                      105-109.9                              115
                      110-114.9                              120
                     115 and up                              125

The Performance Bonus will be paid by the Company to the Executive no later than 30 days after the Board receives the Company's final audited financial statements for such fiscal year.

               (d) In addition to the Base Salary and the Performance Bonus, Executive shall purchase at the Brickman Closing (as defined in the Stock Purchase Agreement) 28,000 shares of Class B Non-Voting Common Stock of Holdings for $28,000 (the "Executive Stock") pursuant to a stock purchase agreement, dated as of the date hereof, by and among Holdings and the purchasers identified therein (the "Stock Purchase Agreement").

               (e) Except as otherwise provided in paragraph 3(f) below, Executive's rights to the Executive Stock shall vest over the next five years in accordance with the following schedule, if as of each such date Executive is employed by the Company:

                                          Cumulative Percentage of
            Date                           Executive Stock Vested
     -----------------                    ------------------------
     The date hereof                                11%
     January 14, 1999                               29%
     January 14, 2000                               47%
     January 14, 2001                               64%
     January 14, 2002                               82%
     January 14, 2003                              100%

For purposes of determining vesting under this paragraph 3(e) only, if Executive is (i) terminated without Cause and without Company Good Reason or (ii) resigns for Executive Good Reason (each as defined below), Executive shall be vested in the greater of (x) one half of his Executive Stock or (y) the amount already vested through the date the Employment Period terminates plus an additional 20% of the Executive Stock.

               (f) If Executive continues to be employed by the Company until any date other than the dates specified in paragraph 3(e) above, prior to January 14, 2003, the cumulative

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percentage of Executive Stock vested as of such date shall be determined on a pro-rata basis according to the number of days elapsed since the prior specified date. Notwithstanding the foregoing, Executive's rights to the Executive Stock shall be fully vested if (i) the Employment Period terminates because Executive dies or becomes permanently disabled or incapacitated (as determined by the Board in its reasonable good faith judgment) or (ii) a Change of Control or Liquidity Event occurs prior to the termination of the Employment Period, in each case on the date such event occurs. If there is a disagreement between the Company and the Executive as to whether Executive is permanently disabled or incapacitated for purposes of this paragraph or paragraph 4(a) below, the determination shall be made by an independent qualified physician with a national reputation mutually acceptable to the Board and Executive or Executive's representative. All shares of Executive Stock which are not vested as of the termination of the Employment Period shall be forfeited to the Company and deemed canceled upon repayment to Executive of the original cost of those Executive Stock.

          4.   Term.

               (a) The Employment Period shall continue until the fifth anniversary of the date hereof and year to year thereafter, unless either party provides written notice of termination of the Employment Period at least 90 days prior to the anniversary date of this Agreement (commencing with the fifth anniversary date of this Agreement); provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its reasonable good faith judgment, or, if necessary, by an independent qualified physician pursuant to paragraph 3(f) above), (ii) the Company may terminate the Employment Period at any time prior to such date for Cause (as defined below) or without Cause and (iii) Executive may terminate the Employment Period at any time. The date on which the Employment Period terminates is the "Termination Date."

               (b) If (i) the Company terminates the Employment Period without Cause and without Company Good Reason, (ii) the Company terminates the Employment Period for Company Good Reason (as defined below) or (iii) Executive terminates the Employment Period for Executive Good Reason (as defined below), Executive shall be entitled to receive his Base Salary and shall continue to participate in the Benefit Programs until the first anniversary of such termination except that, with respect to a termination pursuant to (i) above that occurs before the third anniversary of the date of this Agreement, Executive is entitled to Severance until the later of the first anniversary of such termination or the third anniversary of the date hereof ("Severance"). However, notwithstanding the foregoing, Executive shall not be entitled to any Severance unless Executive and the Company execute a mutual release in form and content reasonably satisfactory to the Board and Executive.

               (c) If the Employment Period is terminated by the Company for Cause, or by Executive without Executive Good Reason, Executive shall be entitled to receive his Base Salary through the Termination Date only and shall not be entitled to any Severance.

               (d) If the Employment Period is terminated by reason of Executive's death or permanent disability or incapacity, Executive (or his representatives) shall be entitled to receive

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severance consisting of his Base Salary and shall continue to participate in the
Benefit Programs through the second anniversary of such termination.

               (e) All of Executive's rights to bonuses under paragraph 3(c) (if any) which would have become payable after the Termination Date if Executive were still employed by the Company shall cease upon a termination in the circumstances described in paragraphs 4(b)(ii), 4(b)(iii) or 4(c) above. However, in the event of a termination in the circumstances described in paragraph 4(b)(i) or paragraph 4(d) above, Executive shall be entitled to receive an amount equal to the Performance Bonus that he would have been entitled to receive if he were employed during the Severance Period (as defined below) and the Company had achieved 100% of Budgeted EBITDA during such period. If the Termination Date is a date other than the last day of a fiscal year, then Executive is entitled to a Pro-rated Bonus for the final portion of the Severance Period that is not a full year. "Pro-rated Bonus" shall mean the pro rata amount (based on the number of days elapsed during such year) of the Performance Bonus to which Executive would be entitled if Executive had worked the entire period for which the Performance Bonus is being calculated.

          5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries (including those obtained while employed by The Brickman Group, Ltd. prior to the date of this Agreement and the acquisition of The Brickman Group, Ltd. by the Company) concerning the business or affairs of the Company and any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any Subsidiary which he may then possess or have under his control.

          6.   Non-Compete, Non-Solicitation.

               (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar, and during his employment with The Brickman Group, Ltd. he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and its predecessors and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to The Brickman Group, Ltd., the Company and its Subsidiaries. Therefore, Executive agrees that during (i) the Employment Period, (ii) the Severance Period, and (iii) the Additional Noncompete Period (as defined below) ((i), (ii) and (iii), collectively, the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any state in the United States in which the Company or its Subsidiaries engage in such businesses at the time of termination and all states

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located adjacent to such states. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation. Executive may elect at any time to waive or shorten the Severance Period. Such waiver or reduction of all severance payments pursuant to paragraph 4 above shall reduce the Noncompete Period by the period of time for which Executive elects to reduce the Severance Period.

               (b) During the Noncompete Period (and, in the event of termination pursuant to 4(b)(i), for one year thereafter), Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, nor shall Executive make any intentionally disparaging remarks about the Company, its officers and directors or its stockholders to any such employee, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period (except that the foregoing shall not prohibit the employment of any individuals (A) who have ceased to be employed by the Company for at least three months prior to the first time such individuals and Executive (directly or indirectly through another entity) discussed employment and (B) who are responding to a general help wanted advertisement or who have submitted an application through a recruiting or personnel placement company, provided that such individual has taken such actions without any encouragement of Executive (directly or indirectly), or
(iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary nor shall Executive make any intentionally disparaging remarks about the Company or its Subsidiaries to any customer, supplier, licensee, licensor, franchisee or other business relation.

               (c) If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 6 are reasonable.

               (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of this paragraph 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

          7. Investment by Executive. Executive is also purchasing 79,668.26 shares of Holdings' Series A Preferred Stock, 2,447 shares of Holdings' Class A Voting Common Stock and 107,097 shares of Holdings' Class A Non-Voting Stock for an aggregate purchase price of $8,076,369.50 pursuant to the Stock Purchase Agreement (the "Executive Securities").

          8. Put. Upon the occurrence of a Put Event (as defined below), Executive may (but shall not be obligated to) require Holdings to repurchase all (but not less than all) of the

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

Executive Securities then held by the Executive pursuant to the terms and conditions in this paragraph 8 (the "Put"). Upon the occurrence of a Put Event, Executive (or, in the event of his death or disability, his representative) may exercise the Put by delivering written notice within 90 days following the Put Event. Upon the exercise of the Put, the purchase price for the Executive Securities shall be an amount in cash equal to the Fair Market Value (as defined below) of such securities (computed as of the date of the Put Event). If on the date of the Put Event none of Holdings' equity securities are listed on any securities exchange or quoted in the Nasdaq National Market System, then, within 10 business days after Fair Market Value has been finally determined by the investment bank retained to do so, the Executive may withdraw his Put request and his rights under this paragraph 8 shall thereafter expire. The closing of the purchase of the Executive Securities will take place within twelve months of the date on which Executive exercises the Put or in the event of death or disability of Executive, within 90 days of the date on which Executive's representative exercises the Put; however, if the Put Event (other than one resulting from death or disability) occurs prior to the second anniversary of this Agreement, the closing of the purchase of the Executive Securities will not take place until the later of the second anniversary of this Agreement or twelve months after the Put Event. The Company shall pay Executive interest at the same interest rate being paid by the Company with respect to its senior credit facility on the Fair Market Value of Executive Securities from the date on which Executive delivers notice that he is exercising the Put until the closing of the purchase of the Executive Securities. If the purchase of the Executive Securities is not completed within twelve months of the exercise of the Put (or, if the one resulting from death or disability) occurs prior to the second anniversary, the later of the second anniversary of this Agreement or 12 months after the Put Event), Executive may require that Holdings consummate Sale of the Company (as defined in the Stockholders Agreement), a recapitalization or another transaction to produce liquidity for the Executive within 90 days of his demand therefor; provided, however, except in the case of death or disability, Holdings shall not be required to effect a Sale of the Company, recapitalization, or other such transaction prior to the second anniversary of the date hereof.

          9.   Definitions.

          "Additional Noncompete Period" means (i) three years in the event of termination for Cause or by the Executive without Executive Good Reason, (ii) two years in the event of resignation by the Executive for Executive Good Reason or termination by the Company for Company Good Reason, or (iii) one year in the event of termination by the Company without Cause or without Company Good Reason.

          "Brickmans" has the meaning given to such term in the Stockholders Agreement.

          "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other willful act or omission involving fraud with respect to the Company or any of its Subsidiaries or that amounts to a breach of his duty of loyalty as an officer and director of the Company and its Subsidiaries, (ii) conduct bringing the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated willful failure to perform duties as reasonably directed by the Board, if not cured within 5 business days after receiving written notice from the Board, or
(iv) willful misconduct with respect to the Company or any of its Subsidiaries.

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          "Change of Control" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the CIVC Group, the FCEC Group, the Brickmans or their respective Permitted Transferees or affiliates (all as defined in the Stockholders Agreement), owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances or having the power to elect or designate a majority of directors of the Company.

          "Company Good Reason" means the Company fails to achieve at least 90% of EBITDA targets detailed in the Offering Memo (with the EBITDA targets set forth therein to be adjusted for any acquisitions made after the date hereof that are acceptable to the Executive and the Board) for two consecutive years during the Employment Period.

          "EBITDA" means, for any period, an amount equal to the sum of the Company's consolidated net income, plus the provision for taxes for such period based on income or profits (including the amount of any permitted tax distributions), plus interest expense, plus depreciation and amortization charges reducing the Company's consolidated net income.

          "Executive Good Reason" means (i) Executive is removed as President and CEO or as assigned duties inconsistent with those typically assigned to a President and CEO without his consent, (ii) an actual decrease in the Base Salary and benefits, except for a decrease which is across the board and uniform (in amount and percentage) and less than 15% of such Base Salary or (iii) the failure of the Company to move its headquarters to a location mutually acceptable to Executive and the Board, if, after the second anniversary of the date hereof, Executive requests that Company headquarters be moved.

          "Fair Market Value" of any security of the Company means:

          (i) the average of the closing prices of the sales of such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York time or any combination of the foregoing which most accurately reflects value, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day; or

          (ii) with respect to any security which is not listed on any securities exchange or quoted in the Nasdaq System for the entire 21-day averaging period specified above, the fair value of such security determined by an investment bank with a national reputation that is mutually acceptable to the Board and Executive. If either party does not agree with the determination by such banker of the Fair Market Value of the Executive Securities, that party may retain another investment banker with a national reputation reasonably acceptable to the other party to make a second determination, in which event Fair Market Value shall be the

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     average of the two determinations. The Company and the Executive shall each pay one-half of all investment banking fees and expenses incurred in determining Fair Market Value, except that if Executive withdraws his Put request, as permitted under paragraph 8 above, Executive shall bear 100% of such investment banking fees and expenses.

          In determining Fair Market Value of any securities hereunder, no discount will be assessed for the fact that the securities being valued represent a minority interest in the Company or are subject to contractual limitations on resale. If the Company does not have a security listed on any securities exchange or quoted in the Nasdaq system, the enterprise value of the Company as a privately-held entity shall be determined and the Fair Market Value shall be equal to the proceeds that would be distributed with respect to the Executive Securities upon a liquidation or dissolution of the Company (after paying all liabilities and expenses) assuming the entire Company were sold at its enterprise value).

          "Liquidity Event" means (i) a sale for cash of all or substantially all of the assets of the Company to an Independent Third Party (as defined in the Stockholders Agreement), and (ii) a recapitalization or public offering or other event in connection with which all or substantially all of the Company's outstanding Preferred Stock is redeemed.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Put Event" means (i) termination by the Company without Cause and without Company Good Reason, (ii) termination by reason of death, disability or incapacity of Executive or (iii) termination by Executive for Executive Good Reason.

          "Severance Period" means the period during which Executive is entitled to receive severance payments pursuant to paragraph 4.

          "Stockholders Agreement" means that certain Stockholders Agreement, dated January 14, 1998, by and among Holdings, the Stockholders of The Brickman Group, Ltd. as listed on Schedule A thereto, Continental Illinois Venture Corporation and First Chicago Equity Capital.

          10. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

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          11.  Survival. Paragraphs 3 through 6, paragraphs 8 through 9 and paragraphs 11 through 19 shall survive and continue in full force in accordance with their terms notwithstanding any termination.

          12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:

          Scott Brickman
          3273 Harness Lane
          Huntingdon Valley, PA 19006

          Notices to the Company:

          The Brickman Group, Ltd.
          375 S. Flowers Mill Road
          Langhorne, Pennsylvania 19047

          With copies to:

          Continental Illinois Venture Corporation
          231 S. LaSalle Street
          Chicago, IL 60697
          Attention: Chris Perry

          First Chicago Equity Capital
          Three First National Plaza, Suite 1210
          Chicago, IL 60670
          Attention: Eric Larson

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          Kirkland & Ellis
          200 E. Randolph
          Chicago, IL 60601
          Attention: William S. Kirsch, P.C.

     or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14. Complete Agreement. This Agreement, the Purchase Agreement, and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          18. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of

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

conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                    * * * * *

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

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                       THE BRICKMAN GROUP, LTD.


                                       By   /s/ Theodore W. Brickman, Jr.
                                            --------------------------------
                                       Its   PRESIDENT
                                            --------------------------------

                                       BRICKMAN HOLDINGS CORP.


                                       By   /s/ [ILLEGIBLE]
                                            --------------------------------
                                       Its   PRESIDENT
                                            --------------------------------


                                        /s/ Scott Brickman
                                       ----------------------------------
                                        Scott Brickman

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